Exhibit 2
NISSIN CO., LTD. (8571)
Monthly Data for June 2006
The figures herein are based on Japanese-GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054

* Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable and real estate for sale.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153
Total loans to business owners	44,739	44,464	44,055
Small business owner loans	24,485	24,337	24,159
Business Timely loans	17,179	17,206	17,114
Secured loans	701	723	753
Notes receivable	2,374	2,198	2,031
Total loans to consumers	36,699	36,435	36,096
Wide loans	27,321	26,976	26,592
Consumer loans	9,378	9,459	9,504

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375
Total loans to business owners	177,207,008	182,453,046	192,963,004
Small business owner loans	64,835,006	64,215,134	64,282,372
Business Timely loans	25,394,619	25,715,112	25,757,876
Secured loans	84,794,557	90,579,435	103,020,721
Notes receivable	2,182,825	1,943,364	1,802,034
Total loans to consumers	43,414,122	42,882,454	42,244,370
Wide loans	40,412,835	39,854,879	39,211,996
Consumer loans	3,001,286	3,027,574	3,032,374

* Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155

* Assets held for leases and installment loans are mainly assets of NIS Lease Co., Ltd.
* Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale	30,058,095	30,156,162	30,578,222

* Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.

	(amount in thousands of yen)
	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000
Sanyo Club	6,926,000	7,019,000	7,133,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000
Chuo Mitsui Finance Service	744,000	831,100	1,244,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000

* Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Small business owner loans
Applications	1,277	1,436	1,328										4,041
Approvals	252	270	288										810
Approval ratio	19.73%	18.80%	21.69%										20.04%
Business Timely loans
Applications	1,471	1,348	1,239										4,058
Approvals	1,018	925	866										2,809
Approval ratio	69.20%	68.62%	69.90%										69.22%
Secured loans
Applications	167	162	164										493
Approvals	57	55	64										176
Approval ratio	34.13%	33.95%	39.02%										35.70%
Notes receivable
Applications	42	71	79										192
Approvals	33	50	56										139
Approval ratio	78.57%	70.42%	70.89%										72.40%
Wide loans
Applications	4,485	5,896	4,099										14,480
Approvals	259	274	259										792
Approval ratio	5.77%	4.65%	6.32%										5.47%
Consumer loans
Applications	1,305	2,029	2,321										5,655
Approvals	349	355	349										1,053
Approval ratio	26.74%	17.50%	15.04%										18.62%

*1	The number of approvals of Business Timely and consumer loans includes the number of approved cardholders, which includes credit lines with zero balances.

*2	Figures are of non-consolidated bases, and exclude business results of Aprek Co., Ltd..

Newly Contracted Accounts and Loan Amounts by Application Channel
June 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	67	366,800	253	282,717	0	0	1	472	0	0	39	11,160	360	661,150
Other	267	2,626,000	379	492,309	21	3,758,500	6	4,686	329	966,700	295	81,783	1,297	7,929,978

Total	334	2,992,800	632	775,026	21	3,758,500	7	5,158	329	966,700	334	92,943	1,657	8,591,128

June 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	70	265,400	145	170,450	2	16,600	0	0	0	0	25	6,938	242	459,389
Other	218	1,691,750	277	379,825	62	17,805,279	56	94,274	259	760,550	269	77,762	1,141	20,809,441

Total	288	1,957,150	422	550,276	64	17,821,879	56	94,274	259	760,550	294	84,701	1,383	21,268,831

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd..
Month-End Number of Accounts and Balance of Loans Receivable by Application Channel
June 2005

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,739	5,644,632	4,915	7,182,803	9	114,562	4	6,369	8	16,368	1,283	398,228	7,958	13,362,965
Other	22,310	52,598,201	12,904	15,600,543	399	19,739,987	89	160,318	30,498	45,791,519	8,161	2,561,885	74,361	136,452,456

Total	24,049	58,242,833	17,819	22,783,347	408	19,854,550	93	166,687	30,506	45,807,888	9,444	2,960,114	82,319	149,815,421

June 2006

	(amount in thousands of yen)
	Small business		Business Timely				Notes				Consumer
	owner loans		loans		Secured loans		receivable		Wide loans		loans		Total
Application	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans	Number of	Loans
channel	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable	accounts	receivable
OEM channels	1,829	5,367,799	5,680	10,260,613	9	45,050	1	629	13	25,276	1,151	338,264	8,683	16,037,633
Other	19,865	50,966,419	11,434	15,497,263	617	99,859,203	155	278,334	26,579	39,186,719	8,353	2,694,109	67,003	208,482,049

Total	21,694	56,334,218	17,114	25,757,876	626	99,904,253	156	278,963	26,592	39,211,996	9,504	3,032,374	75,686	224,519,683

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Corp. and Chuo Mitsui Finance Service Co., Ltd.

Delinquent Loans by Default Days as of June 30, 2004, 2005 and 2006
June 30, 2004

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	508,901	0.90	504,019	0.89	2,046,269	3.61	3,059,190	5.40	56,606,219
Business Timely loans	200,732	1.05	157,156	0.82	284,302	1.48	642,191	3.34	19,204,066
Secured loans	2,683	0.07	25,251	0.66	85,426	2.23	113,360	2.96	3,823,960
Notes receivable	0	0.00	0	0.00	0	0.00	0	0.00	221,370
Wide loans	499,276	0.90	429,429	0.78	1,659,934	3.00	2,588,641	4.68	55,261,698
Consumer loans	25,979	1.33	21,737	1.12	57,798	2.97	105,516	5.42	1,947,388

Total	1,237,574	0.90	1,137,594	0.83	4,133,731	3.02	6,508,900	4.75	137,064,703

June 30, 2005

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	543,823	0.93	365,674	0.63	2,282,988	3.92	3,192,486	5.48	58,242,833
Business Timely loans	216,605	0.95	147,380	0.65	239,122	1.05	603,108	2.65	22,783,347
Secured loans	74,179	0.37	7,795	0.04	464,281	2.34	546,256	2.75	19,854,550
Notes receivable	0	0.00	2,320	1.39	15,058	9.03	17,378	10.43	166,687
Wide loans	365,649	0.80	258,101	0.56	1,390,560	3.04	2,014,311	4.40	45,807,888
Consumer loans	40,743	1.38	36,793	1.24	58,197	1.97	135,734	4.59	2,960,114

Total	1,241,001	0.83	818,064	0.55	4,450,208	2.97	6,509,275	4.34	149,815,421

June 30, 2006

	(amount in thousands of yen)
	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total
									Loans
	Amount	%	Amount	%	Amount	%	Amount	%	receivable
Small business owner loans	507,498	0.90	769,565	1.37	2,504,594	4.45	3,781,659	6.71	56,334,218
Business Timely loans	246,171	0.96	216,205	0.84	398,128	1.55	860,505	3.34	25,757,876
Secured loans	496,649	0.50	8,422	0.01	642,549	0.64	1,147,621	1.15	99,904,253
Notes receivable	0	0.00	4,000	1.43	14,469	5.19	18,469	6.62	278,963
Wide loans	315,723	0.81	269,642	0.69	1,142,548	2.91	1,727,915	4.41	39,211,996
Consumer loans	54,598	1.80	46,914	1.55	73,430	2.42	174,944	5.77	3,032,374

Total	1,620,641	0.72	1,314,751	0.59	4,775,722	2.13	7,711,115	3.43	224,519,683

*	Bankrupt, delinquent and doubtful loans receivable are included in the balance of loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates
Breakdown of borrowings by lender

	(amount in millions of yen)
	June 2005		June 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Indirect	92,957	70.14%	146,594	62.01%	131,521	62.03%
Bank	78,047	58.89%	100,459	42.50%	112,946	53.27%
Non-life insurance companies	1,470	1.11%	1,886	0.80%	1,981	0.93%
Other financial institutions	13,440	10.14%	44,249	18.72%	16,592	7.83%
Direct	39,574	29.86%	89,793	37.99%	80,491	37.97%

Total	132,532	100.00%	236,388	100.00%	212,013	100.00%

Borrowings by maturity

	(amount in millions of yen)
	June 2005		June 2006		March 2006
	Amount	Ratio	Amount	Ratio	Amount	Ratio
Short-term loan	9,018	7.08%	69,900	29.57%	49,700	23.44%
Long-term loan	123,513	92.92%	166,488	70.43%	162,313	76.56%
Long-term loan within 1 year	51,672	40.56%	50,795	21.49%	50,301	23.73%
Long-term loan over 1 year	71,841	52.36%	115,693	48.94%	112,012	52.83%

Total	132,532	100.00%	236,388	100.00%	212,013	100.00%

Borrowing rates

	(%)
	June 2005	June 2006	Mach 2006
Indirect	1.92	1.47	1.46
Bank	1.85	1.45	1.45
Non-life insurance companies	2.36	1.82	1.84
Other financial institutions	2.26	1.48	1.46
Direct	1.28	0.89	0.90
Total	1.73	1.25	1.28

List of Investment Securities

	As of June 30, 2006 (amount: Yen)
Listed Companies	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	372	4,570,168,800	2,113,088,800
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	76,500	8,775,850,500	1,516,376,243
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	1,580,000	790,000,000	781,397,572
IDU Co.	8922	5,200	198,758	1,033,544,000	333,000	1,731,600,000	698,056,000
Axell Corp.	6730	600	41,666	25,000,000	404,000	242,400,000	217,400,000
Risk Monster Co., Ltd.	3768	1,500	83,333	125,000,000	194,000	291,000,000	166,000,000
Yume no Machi Souzou Iinkai Co., Ltd.	2484	200	9,585	1,917,000	709,000	141,800,000	139,883,000
Cyber Communications Inc.	4788	500	102,532	51,266,250	261,000	130,500,000	79,233,750
Gulliver International Co., Ltd.	7599	10,000	5,530	55,306,639	10,330	103,300,000	47,993,361
SBI Holdings, Inc.	8473	970	2,144	2,079,680	50,500	48,985,000	46,905,320
Tokushima Bank Ltd.	8561	122,971	592	72,895,869	851	104,648,321	31,752,452
Tosei Fudosan Co., Ltd.	8923	1,500	82,176	123,264,000	99,300	148,950,000	25,686,000
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,736	30,032,800	5,795,500
Gamepot Inc.	3792	30	24,335	730,050	203,000	6,090,000	5,359,950
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	138,000	68,448,000	623,755
The Bank of Kochi, Ltd.	8416	60,000	269	16,140,000	269	16,140,000	0
MOC Corp.	2363	800	76,500	61,200,000	76,500	61,200,000	0
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	725	72,500,000	(1,439,500)
Aeria Inc.	3758	90	501,866	45,168,000	396,000	35,640,000	(9,528,000)
Kosaido Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	1,003	1,892,661,000	(107,559,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	307	2,233,425,000	(679,349,646)

Subtotal				16,417,663,864		21,495,339,421	5,077,675,557

Non-listed Companies and Others				Book Value		Carrying Value	Difference
Number of individual issues: 159				14,761,159,525		14,761,159,525	0

* Deemed securities are included.
Total				31,178,823,389		36,256,498,946	5,077,675,557

*	Above data represent investment securities held by Nissin Co., Ltd., except shares of Venture Link Co., Ltd. held by NIS Lease Co., Ltd.
Affiliates and Subsidiaries

	(amount: Yen)
Consolidated Subsidiaries (Listed)	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Nissin Servicer Co., Ltd.	8426	800,000	625	500,000,000	54,300	43,440,000,000	42,940,000,000
Aprek Co., Ltd.	8489	3,132,000	462	1,446,417,900	710	2,223,720,000	777,302,100

Total	—	—	—	1,946,417,900	—	45,663,720,000	43,717,302,100

Consolidated Subsidiaries (Non-listed)	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
NIS Lease Co., Ltd.	—	18,000	50,000	900,000,000	—	—	—
NIS Property Co., Ltd.	—	2,200	50,000	110,000,000	—	—	—
Nissin Leasing (China) Co., Ltd.*	—	—	—	2,210,311,000	—	—	—
NIS Securities Co., Ltd.	—	7,036	541,606	3,810,739,920	—	—	—
Other subsidiaries	—	—	—	177,623,711	—	—	—

* Beginning book value (US$20,000,000) of Nissin Leasing (China) Co., Ltd. is converted into yen.

Affiliates	Code	# of Shares	Share Price	Book Value	Share Price	Carrying Value	Difference
Webcashing.com Co., Ltd.	—	2,280	141,667	323,000,000	—	—	—
Chuo Mitsui Finance Service Co., Ltd.	—	3,000	50,000	150,000,000	—	—	—
Nippon Real Estate Rating Services Co., Ltd.	—	400	50,000	20,000,000	—	—	—